UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2006

NAVISTAR FINANCIAL CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-04146	36-2472404
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 N. Martingale Road
Schaumburg, Illinois 60173
(Address of Principal Executive Offices, including Zip Code)

(630) 753-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) Dismissal of Current Accountants

On April 12, 2006, Navistar Financial Corporation (the company) filed a Current Report on Form 8-K (the April 12th 8-K) announcing, among other items, the dismissal of the company’s independent registered public accounting firm, Deloitte & Touche LLP (Deloitte). The April 12th 8-K is hereby incorporated herein by reference. In addition to the matters reported therein, the company notes that Deloitte previously identified the following significant deficiencies in company’s internal controls that existed on October 31, 2004 that in Deloitte’s judgment were considered to be material weaknesses: (i) the design of internal controls to appropriately apply certain generally accepted accounting principles at the company that resulted in a restatement of the financial statements, (ii) the lack of availability of sufficient securitization specialized accounting personnel, and (iii) the lack of timely resolution of outstanding reconciling items in the company’s collection (suspense) account reconciliations.

In accordance with Item 4.01 of Form 8-K and Item 304 of Regulation S-K, the company provided Deloitte with a copy of its disclosures contained in the April 12th 8-K and requested that Deloitte furnish the company with a letter addressed to the Securities and Exchange Commission (SEC) stating whether or not it agrees with the statements made by the company in the April 12th 8-K. On April 26, 2006, the company received Deloitte’s response letter; a copy of that letter is attached hereto as Exhibit 16. By filing the letter as an exhibit as required by SEC regulations, the company is not indicating its agreement with the statements contained therein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

The following Exhibits are deemed to be filed under the Securities Exchange Act of 1934, as amended.

(d)	Exhibits

	Exhibit No.	Description	Page

	16	Letter regarding Change in Certifying Accountant	E-1

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NAVISTAR FINANCIAL CORPORATION
(Registrant)

Date: April 28, 2006	By: /s/	JOHN V. MULVANEY, SR.
John V. Mulvaney, Sr.
Vice President and Controller
(Principal Accounting Officer)